Exhibit 10.4


                                    AGREEMENT

     This Agreement is made effective as of September 30, 2003, by and among Nathan A. Low ("Low"), Sunrise Securities Corporation ("Sunrise"), Cadence
Resources Corporation Limited Partnership (the "Partnership") and Cadence Resources Corporation ("Cadence").

                                   RECITATIONS

1. On August 8, 2002, Cadence and Low formed the Partnership with Cadence as the sole general partner and Low as the sole limited partner.

2. Cadence contributed, partly in kind and partly in cash, $12,500 to the Partnership as consideration for its general partnership interest and Low contributed $250,000 in consideration for his limited partnership interest. Cadence also agreed to grant Low a security interest in the equipment and fixtures affixed to wells 1A and 1B in Wilbarger and Cadence's share of the cash flows it received from these two wells.

3. Cadence, the Partnership, Sunrise, an entity controlled by Low, Low and Low's assigns are parties to the Side Letter Agreement of Certain Terms of Limited Partnership Drawdown Facility dated August 1, 2002 (the "Drawdown Facility"), which was a $20 million funding agreement intended to provide equity investments in the Partnership. In partial consideration for entering into the Drawdown Facility, Low was given a right of first refusal to provide funding for any drilling project contemplated by the Partnership.

4. Effective December 1, 2002, Cadence granted a 5% working interest in its West Electra Lake #1 well (the "#1 Well") to Low.

5. In June 2003, Low advanced $300,000 to Cadence pursuant to the Additional Contribution to Limited Partnership Agreement among Cadence, the Partnership and Low dated June 20, 2003 (the "Additional Contribution
     Agreement"), to explore natural gas interests in the Black Bean Unit in Michigan (the "Black Bean Unit") in exchange for 120,000 shares of Cadence common stock and a working interest in each of Cadence's wells in the Black Bean Unit drilled using the $300,000 (the "Black Bean Unit Wells"). In this Agreement, the term "Black Bean Unit Wells" is used to mean only those wells in the Black Bean Unit that were drilled prior to September 30, 2003 using the $300,000 advanced by Low and no other or future wells in the Black Bean Unit. The working interest to be granted under the Additional Contribution Agreement is a 2.25% working interest until "unitized well payout," the point at which the Partnership receives 100% of its contribution back in the form of revenues from the well unit. After unitized well payout, Low's working interest in these wells is to be reduced to a 2.00% working interest.

6. Cadence has repaid Low the $300,000 advance and has paid Low $250,000 for his limited partnership interest in the Partnership.


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                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and on the terms and subject to the conditions set forth herein, the parties agree as follows:

                                   Article I

                                   Conveyance

     1.1 Low hereby conveys to Cadence his limited partnership interest in the Partnership free and clear of all liens, claims and encumbrances and Cadence shall be the successor to Low with respect to all of Low's rights as a limited partner.

     1.2 Low acknowledges and agrees that Cadence, upon conveyance, as holder of all of the general partnership rights and interests and limited partnership rights and interests in the Partnership, Cadence may, in its sole discretion, dissolve the Partnership and liquidate its assets. Low further acknowledges and agrees that he has no rights to any assets now or heretofore held by the Partnership or by Cadence on behalf of the Partnership or any distributions from the Partnership either on the date hereof, at any time prior hereto or upon winding up and liquidation of the Partnership.

     1.3 Low hereby conveys to Cadence all of his rights, title and interest in and to any working interests in the #1 Well free and clear of any and all claims and encumbrances created by him.

     1.4 Low, Cadence and the Partnership hereby terminate the Additional Contribution Agreement effective as of September 30, 2003 based upon repayment to Low by Cadence of his $300,000 advance. Cadence hereby agrees to execute and record an instrument of conveyance to Low conveying to him a 2.00% working interest in the Black Bean Unit Wells. The reduction of Low's working interest in all of the Black Bean Unit Wells from 2.25% to 2.00% is effective as of September 30, 2003.

     1.5 Cadence, the Partnership, Sunrise and Low hereby terminate the Drawdown Facility effective as of September 30, 2003. The termination of the Drawdown Facility terminates the right of first refusal granted therein. The parties hereto agree that neither Low nor Sunrise is to have a security interest in any assets of Cadence or the Partnership after September 30, 2003 and to the extent that Low or Sunrise hold any such security interests, Low agrees to terminate all such security interests and to release Cadence and the Partnership from any and all obligations set forth in the Drawdown Facility.

                                   Article II

                         Representations and Warranties

     2.1 Low has all requisite power and authority to execute, deliver and be bound by this Agreement on his own behalf and on behalf of his assigns and to consummate the transactions contemplated hereby.

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     2.2 Sunrise has all requisite  power and authority to execute,  deliver and be bound by this Agreement.

     2.3 Low hereby represents and warrants that he has not pledged or encumbered his working interest in the #1 Well or the Black Bean Unit Wells.

     2.4 Cadence has all requisite power and authority to execute, deliver and be bound by this Agreement on its own behalf and in its capacity as general partner of the Partnership.

                                  Article III

                                  Miscellaneous

     3.1 Entire Agreement. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     3.2 Costs, Expenses and Legal Fees. Each party hereto shall bear its own costs and expenses (including attorneys' fees) of preparation, negotiation and consummation of this Agreement and the transactions contemplated hereby.

     3.3 Severability. If any provision of this Agreement is held to be unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the unenforceable provision. Furthermore, in lieu of such unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such unenforceable provision as may be possible and be legal, valid and enforceable.

     3.4 Survival of Representations and Warranties. Notwithstanding any investigation by any party hereto, the representations and warranties and other agreements contained herein shall survive the for a period of six calendar months following the date of this Agreement.

     3.5 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas.

     3.6 Amendment. This Agreement may be amended only by an instrument in writing executed by the party against which enforcement of the amendment is sought.

     3.7 Assignment. Neither this Agreement nor any right created hereby shall be assignable by any party hereto.

     3.8 Further Assurances. Each party covenants that at any time, and from time to time prior to and after the consummation of the transactions contemplated by this Agreement, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.


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

     3.9 Dissolution of Partnership. Low and Sunrise recognize that at some time after the consummation of the transactions contemplated by this Agreement, the Partnership will dissolve and wind up its operations (collectively, the "Dissolution"). Low and Sunrise acknowledges that the Dissolution of the Partnership shall not cause a breach of the covenant set for the in Section 3.8 hereof.

     3.10 Notice. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by delivering the same by telecopy, in person or electronically. Such notice shall be deemed received on the date on which it is hand-delivered, confirmation of delivery is received, on the third business day following the date on which it is so mailed or on the date on which it is transmitted electronically. For purposes of notice, the addresses of the parties shall be:

             If to Cadence:            1519 Main Street, #189
                                       Hilton Head Island, South Carolina  29926
                                       Attention: John P. Ryan
                                       Telecopier: (843) 682-2024
                                       Silver4262@aol.com

             If to Low or Sunrise:     Sunrise Securities Corporation
                                       641 Lexington Avenue, 25th Floor
                                       New York, New York  10022
                                       Attention: Nathan A. Low
                                       Telecopier: (212) 750-7277
                                       Nathan@sunrisecorp.com

     Any party may change his or its address for notice by written notice given to the other parties.

                            (Signature page follows)









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



     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first written above.

                          CADENCE RESOURCES CORPORATION


                          By: /s/ John P. Ryan
                              --------------------------------------------------
                              John P. Ryan
                              Executive Vice President



                          CADENCE RESOURCES CORPORATION LIMITED PARTNERSHIP

                          By Cadence Resources Corporation
                          Its Limited Partner

                              By:  /s/ John P. Ryan
                                   ---------------------------------------------
                                   John P. Ryan
                                   Executive Vice President


                          SUNRISE SECURITIES CORPORATION


                          By: /s/ Nathan A. Low
                              --------------------------------------------------
                              Nathan A. Low
                              President



                              /s/ Nathan A. Low
                              --------------------------------------------------
                              NATHAN A. LOW